Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 22, 2022 relating to the financial statements of Case Emergency Systems, which appears in the Current Report on Form 8-K/A of Knightscope, Inc. filed on December 28, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Cashuk, Wiseman, Goldberg, Birnbaum and Salem, LLP

San Diego, California

February 1, 2023